One Commercial Place
                                                           P.O. Box 3037
                          Writer's Direct Dial             Norfolk, VA 23514
                          757 / 624-3000                   757 / 624-3000
                                                           fax: 757 / 624-3169
                                                           @kaufcan.com

 Chesapeake               Newport News                 Virginia Beach
 757 / 547-7177           757 / 873-6300               757 / 491-4000

                                                                       EXHIBIT 5
May 24, 1999


Commonwealth Bankshares, Inc.
403 Boush Street
Norfolk, VA 23510

         Registration Statement on Form S-3D
         Registration No. 333-_______

Gentlemen:

         We have acted as counsel for Commonwealth Bankshares, Inc., a Virginia corporation (the "Company"), in connection with the preparation of the above-described registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), to register up to 100,000 shares of common stock, par value $2.50 per share, of the Company (the "Common Stock"), to be issued as described in the Registration Statement. In this connection, we have reviewed
(a) the Registration Statement; (b) the Company's Articles of Incorporation and Bylaws; (c) the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"); and (d) certain records of the Company's corporate proceedings as reflected in its minute and stock books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         In our opinion, the 100,000 shares of Common Stock to be issued by the Company as described in the Registration Statement, when and to the extent issued in accordance with the terms of the Plan contained in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to use of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Kaufman & Canoles

                                                     Kaufman & Canoles,
                                                     a Professional Corporation

                            www.kaufmanandcanoles.com